UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange
Act of 1934

Date of Report (Date of earliest reported): August 30, 2002

QUINCY RESOURCES INC.
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-26709 (Commission File Number)	98-0218264 (IRS Employer Identification No.)
309 Center Street, Hancock, MI (Address of principal executive offices)		49930 (Zip Code)
Registrant's telephone number, including area code (906) 370-4695

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On August 30, 2002, Adam Smith, the President and Director of the Company, and Gordon Krushnisky, the Secretary, Treasurer and Director of the Company, sold all of the shares registered in their names to Daniel T. Farrell. Mr. Smith owned 1,000,000 shares of the Company and Mr. Krushnisky owned 3,000,000 shares of the Company. The 4,000,000 shares represent approximately 39.9% of the issued and outstanding shares of the Company. The shares were purchased by Mr. Farrell for $4,000.

On August 19, 2002, the Company filed an information statement pursuant to Schedule 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, with the Securities and Exchange Commission disclosing the above proposed transaction that would result in a change of control upon closing of the transaction.

Pursuant to the Share Purchase Agreement, on August 30, 2002, Messrs. Smith and Kurshnisky resigned as Directors of the Company and appointed Mr. Farrell to the Board of Directors. Mr. Farrell intends to continue the Company's business of exploring for mineral properties.

ITEM 5. OTHER EVENTS

Effective August 30, 2002, the Company changed its executive office address to 309 Center Street, Hancock, MI 49930.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

On August 30, 2002, Daniel Farrell was appointed as a member of the Board of Directors and Adam Smith and Gordon Krushnisky resigned as Directors of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) No financial statements are required to be filed by this item.

(b) Exhibits

10(a) Share Purchase Agreement between Daniel T. Farrell and Adam Smith*

10(b) Share Purchase Agreement between Daniel T. Farrell and Gordon Krushnisky*

*Previously filed as exhibits to our Form 8-K filed on September 10, 2003, SEC file no. 000-31501.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINCY RESOURCES CORP.

Date: August 14, 2003

/s/ Daniel T. Farrell
Daniel T. Farrell, President